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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 14, 2001
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                          The Williams Companies, Inc.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                            1-4174                     73-0569878
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(State or other                     (Commission               (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
 incorporation)

           One Williams Center, Tulsa, Oklahoma               74172
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         (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         On March 14, 2001 the Federal Energy Regulatory Commission ("FERC") issued a Show Cause Order to Williams Energy Marketing & Trading ("WEM&T"), a wholly owned subsidiary of The Williams Companies, Inc. (the "Company"), and AES Southland, Inc. ("AES"), raising questions about whether AES and WEM&T violated certain reliability must-run ("RMR") contracts and tariffs on file with the FERC pursuant to section 205 of the Federal Power Act by failing to provide power from certain designated RMR generation units in Orange County, California during April and May 2000. The order was issued under docket number IN01-3-000. The FERC proposed two possible remedies for the potential violations: first, a refund by WEM&T and/or AES to the California Independent System Operator ("ISO") of the revenues WEM&T received in excess of the amount it would have collected had WEM&T and AES not engaged in the alleged practices, which the FERC estimates to equal approximately $10.8 million, and, second, a condition on WEM&T's market-based rate authority for a one-year period such that, if an RMR unit is not available when dispatched by the ISO, a non-RMR unit dispatched in its place would only receive payment according to the terms set forth in the applicable RMR contract, thereby placing WEM&T at risk for the failure of an RMR unit.

         Although there can be no assurance as to what findings the FERC will make or as to the effect on the Company of any remedies it might impose, the Company believes that the FERC should not find that WEM&T undertook the actions discussed in the order in violation of the applicable contracts or tariffs and, therefore, should not impose either of the possible remedies. The Company intends to vigorously pursue this position.

         A copy of the order may be found at www.ferc.gov. The contents of such website, other than the FERC order, are not incorporated into this report.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE WILLIAMS COMPANIES, INC.



Date: March 16, 2001                   /s/ William G. von Glahn
                                       ---------------------------------------
                                       Name:  William G. von Glahn
                                       Title: Senior Vice President of Law and
                                              General Counsel


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